SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2017
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with an new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.
On December 22, 2017, Aleris International, Inc. (“AII”), and certain of its subsidiaries entered into a third amendment (the “Third Amendment”) to that certain Credit Agreement, dated June 15, 2015, by and among AII, the other borrowers and loan parties thereto, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as European Agent, Bank of America, N.A., as syndication agent, and Barclays Bank PLC and Deutsche Bank Securities Inc., as syndication agents (as renewed, extended, modified, amended, supplemented or restated from time to time, the “2015 ABL Facility”). Unless otherwise defined herein, terms used herein that are not shall have the meanings assigned to such terms in the Third Amendment.
The Third Amendment modifies certain provisions of the 2015 ABL Facility to, among other things:

•
Permit Indebtedness of Foreign Subsidiaries, provided that Indebtedness incurred by Foreign Subsidiaries that are Loan Parties or that is guaranteed by a Credit Party, when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries that are Loan Parties or which is guaranteed by a Credit Party shall not exceed the greater of $175 million and 10% of Consolidated Assets.

•
Modify the incurrence provisions for additional secured Indebtedness by providing with respect to Indebtedness incurred on or after the Third Amendment and on or prior to December 31, 2018 that such Indebtedness is permitted if, when taken together with the aggregate principal amount of all Loans and the aggregate face value of all Letters of Credit then outstanding, the amount thereof does not exceed the greatest of (a) $750 million, (b) the sum of (i) 85% of the net book value of accounts receivable of AII and its subsidiaries and (ii) 70% of the net book value of inventory of AII and its subsidiaries, and (c) the product of (i) 3.5 and (ii) Adjusted EBITDA on a consolidated basis for AII and its subsidiaries most recently ended four full quarters for which financial statements are available.

•	Permit up to $80 million of Liens encumbering any property (other than Collateral) to support liabilities or deferred revenues.
Certain of the lenders and their affiliates perform and have performed commercial and investment banking and advisory services for the Company (defined below) and its subsidiaries from time to time for which they receive and have received customary fees and expenses. The lenders and their affiliates may, from time to time, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business for which they will receive customary fees and expenses.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a form of which is filed as exhibit 10.1 herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: December 28, 2017
By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Form of Third Amendment, effective as of December 22, 2017, to the Credit Agreement, dated June 15, 2015, by and among Aleris International, Inc., the other borrowers and loan parties thereto, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as European Agent, Bank of America, N.A., as syndication agent, and Barclays Bank PLC and Deutsche Bank Securities Inc., as syndication agents.